SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.   )

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April 26, 2013

Notice of Annual Meeting of Stockholders
to be Held Thursday, June 27, 2013

Dear CWI Stockholder,

          On Thursday, June 27, 2013, Carey Watermark Investors Incorporated, a Maryland corporation ("CWI"), will hold its 2013 Annual Meeting of Stockholders (the "Annual Meeting") at CWI's executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 4:00 p.m. local time.

          We are holding the Annual Meeting:

  •
  To consider and vote upon a proposal to elect six Directors to serve until the 2014 annual meeting and until their respective successors are duly elected and qualify; and

  •
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

          THE BOARD OF DIRECTORS OF CWI RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

          Only stockholders of record who owned stock at the close of business on April 24, 2013 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

          CWI mailed this Proxy Statement, proxy card, and its Annual Report to stockholders on or about May 3, 2013.

By Order of the Board of Directors

SUSAN C. HYDE Managing Director and Secretary

          It is important that your shares be represented and voted at the Annual Meeting, whether or not you attend the Annual Meeting. You may authorize your proxy by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2013:

This Proxy Statement and our Annual Report to stockholders are available at www.proxyvoting.com/wpc.

CAREY WATERMARK INVESTORS INCORPORATED

PROXY STATEMENT
APRIL 26, 2013

QUESTIONS & ANSWERS

          The accompanying proxy is solicited by the Board of Directors of Carey Watermark Investors Incorporated, a Maryland corporation, for use at its 2013 annual meeting of stockholders (the "Annual Meeting") to be held on June 27, 2013 at 50 Rockefeller Plaza, New York, New York, 10020 at 4:00 p.m. local time, or any postponement or adjournment thereof. As used herein, "CWI," the "Company," "we" and "us" refer to Carey Watermark Investors Incorporated.

Who is soliciting my proxy?

          The Board of Directors of CWI is sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote at the Annual Meeting?

          Stockholders of record of CWI as of the close of business on April 24, 2013 (the "record date") are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

          At the close of business on the record date, CWI had 26,555,491 shares outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.

How do I vote?

          You may vote your shares either by attending the Annual Meeting or by authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy card and return it in the enclosed envelope, or follow the instructions on the enclosed proxy card for authorizing your proxy by telephone or Internet. If you return your proxy card by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy card even if you plan to attend the Annual Meeting.

May I revoke my proxy?

          Yes, you may revoke your proxy at any time before the meeting by notifying CWI's Secretary, Susan C. Hyde, in writing or submitting a new proxy card, or by voting in person at the Annual Meeting. The mailing address of CWI is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

          Yes. Your vote is needed to ensure that the proposal can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

          A quorum is the presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds, and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions and non-votes as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

What vote is needed to approve the election of each of the nominees as Director?

          The affirmative vote of the holders of a majority of our shares present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present is required to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected. No stockholder shall have the right to cumulative votes. Unless otherwise required by our Charter or by Maryland law, other proposals must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

How is my vote counted?

          If you properly execute a proxy card in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy card. If no specification is made, the shares will be voted FOR the nominees for Director and as recommended by our Board of Directors with regard to all other matters in its discretion.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

          We do not know of other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy card gives authority to the persons named therein to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

          CWI will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor, Carey Lodging Advisors, LLC, our subadvisor, CWA, LLC, and/or their respective affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. We intend to retain a solicitation firm, Computershare Fund Services, to assist in the solicitation of proxies for a fee estimated to be up to $20,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

ELECTION OF DIRECTORS

          At the Annual Meeting, you and the other stockholders will elect six Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is now a member of the Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

NOMINATING PROCEDURES

          CWI's Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to CWI's Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

          Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

          Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board of Directors. The

Board of Directors is authorized to retain advisers and consultants and to compensate them for their services. The Board of Directors did not retain any such advisers or consultants during 2012.

          In considering whether to recommend any candidate for inclusion in the Board of Directors' slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate's integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

          Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled "Stockholder Communications" for a description of the notice procedures and the address to which such notice should be sent.

          The nominating stockholder's notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

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  the name, age, business address and residence address of such individual;

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  the class, series and number of any shares of stock of CWI that are beneficially owned by such individual;

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  the date such shares were acquired and the investment intent of such acquisition; and

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  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Securities and Exchange Commission ("SEC") Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

          Also, the stockholder giving notice must provide:

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  as to such stockholder and any Stockholder Associated Person*, the class, series and number of all shares of stock of CWI that are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

  •
  as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on CWI's stock ledger and current name and address, if different, of such Stockholder Associated Person; and

  •
  to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

          The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CWI or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

*
"Stockholder Associated Person" of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of CWI owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

 NOMINEES FOR THE BOARD OF DIRECTORS

          Unless otherwise specified, proxies will be voted FOR the election of the named nominees.

          Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee's biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

MICHAEL G. MEDZIGIAN
AGE: 53
Director Since: 2010

          Mr. Medzigian has served as Chief Executive Officer since March 2008 and as a Director since 2010. He has been Chairman and Managing Partner of Watermark Capital Partners, LLC, the parent of our subadvisor, ("Watermark Capital Partners") since its formation in 2002. Watermark Capital Partners, LLC is a private real estate investment firm focused on hotels and resorts, golf, resort residential, fractional and club programs, and new-urbanism and mixed-use projects. Through 2001, Mr. Medzigian was President and Chief Executive Officer of Lazard Freres Real Estate Investors and a Managing Director of Lazard where he was recruited to oversee the repositioning of Lazard's real estate private equity fund operations, one of the largest real estate repositionings in history. At Lazard, the real estate portfolio for which Mr. Medzigian was responsible included the ownership of three lodging operating companies, InTown Suites and Suburban Lodge in the United States and Cliveden/Destination Europe in the United Kingdom. From 1994 to 1999, Mr. Medzigian was a Founding Partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated. At Olympus he acquired and oversaw an extensive portfolio of lodging assets that included, among others, such properties as the Boca Raton Resort & Club, Boca Raton, FL, the Cheeca Lodge & Spa, Islamorada, FL, the Inn at Laguna Beach, Laguna Beach, CA, La Posada de Santa Fe Resort & Spa, Santa Fe, NM, the Ritz Carlton Rancho Mirage, Rancho Mirage, CA, the Algonquin, New York, NY, Equinox Resort & Spa, Manchester, VT, and the Fairmont Copley Plaza, Boston, MA as well as lodging operating companies that included RockResorts, Park Plaza International and Chalet Susse. Earlier in his career, Mr. Medzigian was President of Cohen Realty Services, a Chicago-based real estate investment services firm, he founded and was National Director of the Hospitality Consulting Practice at Deloitte & Touche, and he held various management positions with Marriott Corporation. Mr. Medzigian has served as Chairman and a Director of Atria, Inc., Chairman and a Director of Kapson Senior Quarters Corp., President, CEO and a Director of Park Plaza International, President, CEO and a Director of RockResorts, and as a Director of American Apartment Communities, the American Seniors Housing Association, Arnold Palmer Golf Management, the Assisted Living Federation of America, Dermody Properties, iStar Financial including serving in its audit and compensation committees), Kemayan Hotels and Leisure (Australian ASX), and the Rubenstein Company. He is or has been a member of the Cornell Hotel Society, the Dean's Advisory Board of the Cornell University School of Hotel Administration, the Cornell Center for Real Estate Finance Industry Fellows, the Advisory Committee of the Cornell Innovation Network, the Cornell Real Estate Council, the Cornell University Council, Pension Real Estate Association, the Urban Land Institute (Chairman, Hotel Development Council), and Young President's Organization (Executive Committee Member). Mr. Medzigian received a Bachelor of Science from Cornell University. Mr. Medzigian's extensive experience in a broad range of investing activities in lodging assets, his executive experience with Watermark Capital Partners, LLC and his involvement in various companies, associations and councils in the hospitality industry led us to conclude that he should serve as a member of our board.

TREVOR P. BOND
AGE: 51
Director Since: 2010

          Mr. Bond has served as Chairman of the Board of Directors since September 2010. Mr. Bond also serves as Chief Executive Officer of W. P. Carey Inc. ("WPC"), the parent company of our advisor, and of Corporate Property Associates 16 – Global ("CPA®:16 – Global") and Corporate Property Associates 17 – Global ("CPA®:17 – Global" and, together with CPA®:16 – Global, the "Operating CPA® REITs"), publicly-owned non-listed real estate investment trusts ("REITs") sponsored by WPC and affiliates of the Company) since September 2010, having served as Interim Chief Executive Officer since July 2010. Mr. Bond also serves as President of WPC and CPA®:17 – Global since September 2010 and October 2012, respectively, and as a Director of WPC since April 2007 and the CPA® REITs since June 2012. He also served as Interim Chief Executive Officer of Corporate Property Associates 14 Incorporated ("CPA®:14") and Corporate Property Associates 15 Incorporated ("CPA®:15" and together with CPA®:14 and the Operating CPA® REITs, the "CPA® REITs") from July 2010 to September 2010 and as Chief Executive Officer from that date through May 2011 and September 2012 when it merged with

WPC, respectively. Mr. Bond also served as an Independent Director and a member of the Audit Committee of each of CPA®:14, CPA®:15 and CPA®:16 – Global from February 2005 to April 2007. From June 2007 until his appointment as Interim Chief Executive Officer of WPC, Mr. Bond was a member of the Board and Investment Committee of Carey Asset Management Corp., a wholly-owned subsidiary of WPC that provides advisory services to the CPA® REITs. Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships, Maidstone Investment Co., LLC, since March 2002. Mr. Bond served in several management capacities for Credit Suisse First Boston ("CSFB") from 1992 to 2002, including: co-founder of CSFB's Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received an M.B.A. from Harvard University. Mr. Bond brings to the Board over 25 years of real estate experience in several sectors, including finance, development, investment and asset management, across a range of property types, which led us to conclude that he should serve as a member of our board. As our Chairman, Mr. Bond makes information and insight about the Company's business directly available to the Directors in their deliberations.

CHARLES S. HENRY*
AGE: 60
Director Since: 2010

          Mr. Henry serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has been the President of Hotel Capital Advisers, Inc. ("HCA") since he founded HCA in 1994. HCA currently manages a portfolio of hotel real estate and operating company investments with an equity value in excess of $2 billion. HCA's portfolio of assets includes the Plaza in New York, the Savoy Hotel in London, and the Four Seasons George V in Paris, as well as hotel company investments that include stakes in Four Seasons Hotels, Fairmont Raffles Hotels International, and Moevenpick Hotels. Mr. Henry also served as a director of Four Seasons Hotels Inc. until the company was taken private in May 2007. Prior to founding HCA, Mr. Henry spent nine years in investment banking at CS First Boston and Salomon Brothers, where he was responsible for capital raising, property sales, and merger and financial advisory assignments in the hotel industry, including the sales of Regent International, Ramada, Holiday Inns, and Motel 6. Earlier in his career, Mr. Henry spent two years on the financial management faculty of the Cornell School of Hotel Administration. Additionally, he worked at Prudential Insurance in hotel asset management and at Hilton International in operations analysis. Mr. Henry received a B.S. in Hotel Administration and an M.B.A. in finance from Cornell University. Mr. Henry's executive experience with HCA, as well as his extensive experience in the investing and management of hotel assets, led us to conclude that he should serve as a member of our board.

MICHAEL D. JOHNSON*
AGE: 57
Director Since: 2010

          Mr. Johnson serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has been the Dean of Cornell University's School of Hotel Administration since July 2006 and holds the E.M. Statler Professorship of Hotel Administration. Prior to joining Cornell University in 2006, Dean Johnson was the D. Maynard Phelps Collegiate Professor of Business Administration from 1998 and a Professor of Marketing from 1995 at the University of Michigan's Ross School of Business. Dean Johnson serves as the Chairman of the Board of Governors of the Program in Real Estate at Cornell University, a member of the Board of Governors of Entrepreneurship@Cornell, and a member of the Board of eCornell, Cornell University's online learning company. At Michigan, he served as the Director of the Center for Customer-Focused Management in Executive Education at the University of Michigan's Ross School of Business from 2004 to May 2006. Dean Johnson also served as a member of the Executive Committee of the University of Michigan's Ross School of Business from 1996 to 1998. Dean Johnson has consulted for a diverse range of companies and public agencies, including Promus Hotels, Northwest Airlines, the National Association of Convenience Stores, Dell Corporation, Dow Chemical, Schering Pharmaceutical and Volvo focusing on, among other things, marketing strategy, service management, customer portfolio management and customer satisfaction measurement and relationship management. Dean Johnson is a founding member of the University of Michigan's National Quality Research Center where he was instrumental in the development of the American Customer Satisfaction Index. He has authored over a hundred academic articles and industry reports over his career and his five books have been published in six different languages. His most recent books include Competing in a Service Economy: How to Create a Competitive Advantage through Service Development and Innovation (Jossey-Bass, 2003) and the award winning Improving Customer Satisfaction, Loyalty and Profit: An Integrated Measurement and Management System (Jossey-Bass, 2000). Dean Johnson has served as associate editor of the Journal of Consumer Research and served on the editorial boards of the Journal of Marketing, the International Journal of Research in Marketing, the Journal of Service Research, and the International Journal of Service Industry Management. Dean Johnson holds a Ph.D. and M.B.A. from the University of Chicago and a Bachelor of Science degree with honors from the University of Wisconsin. Dean Johnson's distinguished academic career, his expertise in marketing and customer relationship management, his leadership of the leading institution for hospitality industry education and research and his consulting experience in the hospitality industry led us to conclude that he should serve as a member of our board.

ROBERT E. PARSONS, JR.*
AGE: 57
Director Since: 2010

          Mr. Parsons serves as an Independent Director and as Chairman of the Audit Committee of the Board of Directors. He has been the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC, the preeminent destination club, since 2004, shortly after its founding. Mr. Parsons has also served as a director, member of the audit committee and chairman of the compensation committee of Excel Trust, Inc. since April 2010. From 2002 until 2004, Mr. Parsons was Managing Director of Wasatch Investments, a privately held consulting and investment firm. He was the chief financial officer of Host Marriott Corporation from 1995 to 2002. He began his career with Marriott Corporation in 1981 and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, before being promoted to chief financial officer. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired the audit committee. He also served as chairman of the Hotel Development Council of the Urban Land Institute and as a member of the National Advisory Counsel of the Graduate School of Management at Brigham Young University. Mr. Parsons received his MBA from Brigham Young University and earned his bachelor's degree from the same alma mater in Accounting. Mr. Parsons' extensive senior executive and director experience at several preeminent hospitality companies led us to conclude that he should serve as a member of our board.

WILLIAM H. REYNOLDS, JR.*
AGE: 64
Director Since: 2010

          Mr. Reynolds serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Mr. Reynolds serves as the Senior Managing Director of MCS Capital, LLC, an affiliate of the Marcus Corporation. He was the Secretary of Trinity College and the special assistant to its president from November 2008 through May 2012, where he was responsible for Board of Trustees liaison and support and campus and facilities planning. Mr. Reynolds served as Director/Senior Advisor to Thayer Lodging Group of Annapolis, Maryland ("Thayer") from November 2008 to August 2010, prior to which he served as Thayer's Chief Investment Officer and Managing Director from November 2006. Thayer is a private equity fund that invests in hospitality real estate, such as hotels and resorts. At Thayer, Mr. Reynolds directed the selection, underwriting, acquisition and disposition of hotel properties. After graduating from Trinity College in 1971 with a B.A. in English, Mr. Reynolds began his career by earning an M.P.A. from the University of New Haven and working in the town planning and zoning offices in Cheshire, Woodbury, and Southbury. In 1977, Mr. Reynolds worked for Portfolio Management, Inc., a commercial real estate developer in Texas and Connecticut, and spent several years acquiring, building, and renovating apartments and condominiums. In 1981, he partnered with an architectural firm and founded City Associates, which developed office properties in Houston. In 1985, Mr. Reynolds joined Metro Hotels, a privately held hotel development and management company in Dallas, where he oversaw development and construction, asset management, and project financing for 12 years. Mr. Reynolds then joined CapStar Hotel Company ("CapStar") as Senior Vice President Development in 1996 and managed the company's acquisition of Metro Hotels in 1998. He held the same position at successors of CapStar, MeriStar Hotels & Resorts and Interstate Hotels. He then became Chief Investment Officer and Executive Vice President of a public REIT, MeriStar Hospitality Corp., in April 2004 and served until October 2005 when he entered into an agreement with USAA Real Estate Co. ("USAA") to be Managing Director of a hotel fund USAA planned to form. Subsequently USAA elected not to form the fund and executed a sale of existing investments, at which point Mr. Reynolds joined Thayer Lodging Group. Mr. Reynolds is a member of the ULI Hotel Development Council and the steering committee for America's Lodging Investment Summit ("ALIS"), and formerly was on the advisory committee of Meet the Money, the advisory committee for the

Hunter Hotel Investment Conference, and was a Trustee of the American Resort Development Association. He is a frequent panelist and moderator at hospitality industry investment conferences. Mr. Reynolds served as a member of the Trinity College Board of Trustees from 1998 to 2007, and, from its inception in 2006 to the present, Mr. Reynolds has been a member of Trinity's Cornerstone Capital Campaign Executive Committee. In 1996, he was awarded an Alumni Medal for Excellence by Trinity in recognition of his significant contributions to his profession, his community and to the college. Mr. Reynolds' 35 years of experience in real estate development, investments, and strategic planning, involving many facets of hotel development and investment, led us to conclude that he should serve as a member of our board.

*
Independent Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

CATHERINE D. RICE
AGE: 53

          Ms. Rice has served as Chief Financial Officer since March 2013, having served as Managing Director since January 2013. Ms. Rice also serves as Chief Financial Officer of WPC, CPA®:16 – Global, and CPA®:17 – Global since March 2013, having served as Managing Director of each since January 2013. Before joining WPC, from January 2010 to January 2013, Ms. Rice was a Managing Partner of Parmenter Realty Partners, a private real estate investor that focuses on distressed and value-add office properties in the Southeast and Southwest regions of the U.S. From November 2002 to March 2009, she was Chief Financial Officer of iStar Financial Inc. , a publicly traded finance company focused on the commercial real estate industry that provides custom tailored financing to private and corporate owners of real estate. From April 1999 to October 2002, she was Managing Director in both the financial sponsors group and the real estate investment banking group of Banc of America Securities, based in San Francisco. From May 1996 to March 1999, she was a Managing Director at Lehman Brothers, where she was responsible for the firm's West Coast real estate investment banking effort. She spent the first ten years of her career, from August 1986 to April 1996, with Merrill Lynch in its real estate investment banking group, both in New York and Los Angeles. Ms. Rice received a B.A. degree from the University of Colorado in 1981 and an M.B.A. degree from Columbia University in 1986.

THOMAS E. ZACHARIAS
AGE: 59

          Mr. Zacharias has served as Chief Operating Officer since September 2010, having previously served as the sole member of the Board of Directors from March 2008 through that date. Mr. Zacharias has also served as Chief Operating Officer of WPC since March 2005 (as head of the Asset Management Department and Managing Director since April 2002) and as Chief Operating Officer and Managing Director of CPA®:16 – Global and CPA®:17 – Global since May 2011 and October 2007, respectively, having previously served as CPA®:16 – Global's President since June 2003. He had also served as Chief Operating Officer of CPA®:14 from May 2005 to May 2011 and CPA®:15 from March 2005 through the date of its merger with WPC in September 2012, having also served as Managing Director si nce April 2002, and as an Independent Director of CPA®:14 from 1997 to 2001 and of CPA®:15 in 2001. Prior to joining WPC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the United States. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts between 2003 and 2007.

BOARD COMMITTEES

          Our Board has established a standing Audit Committee, comprised of our independent directors, and a standing Investment Committee, comprised of all Board members. The Board does not have standing nominating or compensation committees.

Audit Committee

          The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. There were seven meetings held in 2012. The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, the compliance with legal and regulatory requirements and independence qualifications and performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all "independent" as defined in our Bylaws and the New York Stock Exchange listing standards and applicable rules of the SEC. The Audit Committee is currently comprised of Charles S. Henry, Michael D. Johnson, William H. Reynolds, Jr., and Robert E. Parsons, Jr. (Chairman). Our Board of Directors has determined that Mr. Parsons, an Independent Director, is a "financial expert" as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.careywatermark.com) in the "Investor Relations – Corporate Governance" section.

Investment Committee

          All members of the Board are also members of the Investment Committee. Before a property is acquired, the transaction is reviewed by the Investment Committee to ensure that it satisfies our investment criteria. The Investment Committee is not directly involved in originating or negotiating potential investments but instead functions as a separate and final step in the investment process.

REPORT OF THE AUDIT COMMITTEE

          The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

          The Audit Committee reports as follows with respect to the audit of CWI's fiscal 2012 audited financial statements.

          The Audit Committee held four regularly scheduled quarterly meetings and three additional meetings during 2012.

          The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with the management of CWI.

          Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company's internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

          The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CWI and its affiliates. Based on review and discussions of CWI's audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2012 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:
Robert E. Parsons, Jr., Chairman Charles S. Henry Michael D. Johnson William H. Reynolds, Jr.

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2012 and 2011

          The following table sets forth the approximate aggregate fees billed to CWI during fiscal years 2012 and 2011 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules.

	2012	2011
Audit Fees(1)	$908,051	$592,165
Audit-Related Fees(2)	82,240	0
Tax Fees(3)	88,300	46,113
All Other Fees	0	0

Total Fees	$1,078,591	$638,278

(1)
Audit Fees: This category consists of fees for professional services rendered for the audits of CWI's audited 2012 and 2011 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 for each of the 2012 and 2011 fiscal years and other audit services, including SEC registration statement review and the related issuance of comfort letters and consents.

(2)
Audit-Related Fees: This category consists of audit-related services performed by PricewaterhouseCoopers LLP. No fees were billed for audit-related services rendered by PricewaterhouseCoopers LLP for 2011.

(3)
Tax Fees: This category consists of fees billed to CWI by PricewaterhouseCoopers LLP for tax compliance and consultation services.

Pre-Approval By Audit Committee

          The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

          If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chairman, Mr. Parsons, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting.

BOARD'S ROLE IN RISK OVERSIGHT AND ITS LEADERSHIP STRUCTURE

          Our advisor is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our advisor's internal processes to identify, manage and mitigate material risks and to communicate with our Board of Directors. The Board's role is to oversee the advisor's execution of these responsibilities and to assess the advisor's approach to risk management on our behalf. The Board exercises this role periodically as part of its regular meetings and through meetings of its Audit Committee. The Board and the Audit Committee receive reports at their regular meetings from representatives of our advisor on areas of material risk to CWI, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies.

          We maintain separate roles for our Chairman of the Board and Chief Executive Officer. We believe this leadership structure is currently in the best interests of the Company and our stockholders, is appropriate given the particular expertise and strengths of our Chairman and Chief Executive Officer, and allows the individuals to focus on their primary roles. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer, who is also the Chief Executive Officer of our subadvisor, has the general responsibility for implementing the policies of the Company and for the management of the business and affairs of the Company and the day-to-day operations of properties, while our Chairman of the Board's role is to preside over meetings of the full Board and provide guidance to our Chief Executive Officer regarding the Company's strategy and performance, as well as oversight of the Company's legal, accounting, regulatory and other compliance requirements. Our independent directors meet regularly in executive session and maintain an open line of communication with our Chairman and our Chief Executive Officer.

          Our Board believes that its current leadership structure – separate roles for our Chairman of the Board and Chief Executive Officer – combined with actively involved independent directors provides effective corporate governance at the Board level and independent oversight of both our Board and our advisor.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

          There were four regular Board meetings and one additional Board meeting held in 2012. Each Director attended at least seventy-five percent of the aggregate committee meetings and Board meetings held while he was a director. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All Directors attended the annual meeting of stockholders held on June 28, 2012 (the "2012 Annual Meeting").

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – FISCAL 2012

          We have no employees. Day-to-day management functions are performed by our advisor. Our advisor has appointed CWA, LLC as our subadvisor. Our subadvisor provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. In addition, the subadvisor provides us with the services of Michael G. Medzigian, our Chief Executive Officer, during the term of the subadvisory agreement entered into between our advisor and our subadvisor, subject to the approval of our independent directors. During 2012, we did not pay any compensation to our Executive Officers. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers for their services as officers; however, we reimburse our advisor for the services of its personnel, including those who serve as our officers pursuant to the advisory agreement. A portion of these reimbursements are paid by our advisor to our subadvisor. Please see the section titled "Certain Relationships and Related Transactions" for a description of the contractual arrangements between us and our advisor and its affiliates, and between our advisor and subadvisor.

          In addition, we have adopted two stock incentive plans: the CWI 2010 Equity Incentive Plan (the "Incentive Plan") and the CWI Directors' Incentive Plan – 2010 Equity Incentive Plan (the "Directors' Incentive Plan"). The purpose of the two stock incentive plans is to attract and retain the services of experienced and qualified individuals who are acting on our behalf, in a way that aligns their interests with those of our stockholders. Awards under the two stock incentive plans are in the form of restricted stock units and are limited in amount, on a combined basis, to 4% of the issued and outstanding shares of our common stock (on a fully diluted basis, including those issued and outstanding under the two stock incentive plans) at the time of award of the restricted stock units, subject to a ceiling of 4,000,000 shares. The stock incentive plans are administered by our independent directors, as the "Plan Administrator." When making decisions regarding awards under the Incentive Plan, the Plan Administrator considers various factors, including the incentive compensation payable to our advisor under the advisory agreement. The Plan Administrator may impose conditions on the transfer of restricted stock units received under the two stock incentive plans, and may impose other restrictions and requirements as it may deem appropriate. The Plan Administrator will also establish as to each restricted stock unit issued under the two stock incentive plans the terms and conditions upon which the restrictions on those shares shall lapse.

          Pursuant to the Incentive Plan, as amended, awards may be granted to our officers and officers and employees of our subadvisor who perform services on our behalf and to non-Director members of CWI's investment committee. The Directors' Incentive Plan is for members of our Board who are not our employees or employees of WPC or Watermark Capital Partners. In 2012, 23,200 restricted stock units, which vest over three years, were awarded under the Incentive Plan and 4,000 restricted stock units, which fully vested upon grant, were awarded under the Directors' Incentive Plan.

          CWI pays its independent directors an annual cash retainer of $34,000, an additional annual cash retainer of $10,000 for service on the Investment Committee, an additional annual cash retainer of $5,000 for the Chairman of the Audit Committee, and an annual grant of 1,000 restricted stock units, which fully vest upon grant. In addition, each non-employee Director receives an award of 1,000 restricted stock units, which fully vest upon grant, when he or she joins the board.

          The table below sets forth the amount of compensation received by CWI's directors in 2012. Trevor P. Bond, our Chairman, and Mr. Medzigian, our Chief Executive Officer, did not receive compensation for serving as Directors.

2012 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles S. Henry	$44,000	$10,000	$129	$54,129
Michael D. Johnson	44,000	10,000	129	54,129
Robert E. Parsons, Jr.	49,000	10,000	129	59,129
William H. Reynolds, Jr.	44,000	10,000	129	54,129

(1)
Amounts in the "Stock Awards" column reflect the aggregate grant date fair value of awards of shares of our common stock granted for 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("FASB ASC Topic 718"), related to the annual grant of $10,000 of restricted stock units, which occurred on June 28, 2012, the date of the 2012 Annual Meeting. The grant date fair values of awards were calculated by multiplying the number of shares granted by our initial public offering price, less discounts.

(2)
All Other Compensation reflects dividends paid on the restricted stock units set forth in the table. The dividends for the quarter ended December 31, 2012 were paid in January 2013.

BOARD REPORT ON EXECUTIVE COMPENSATION

          SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CWI has no employees and paid no direct compensation during 2012. As a result, CWI has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, CWI reimburses an affiliate of WPC for CWI's proportional share of the cost incurred by affiliates of WPC in paying Mr. Bond in connection with his services on behalf of the Company, other than as a Director. CWI also reimburses an affiliate of WPC for its costs of part of the compensation paid by the subadvisor to Mr. Medzigian in respect of his involvement in certain specified activities, not to exceed $62,500 per quarter. Please see the section titled "Certain Relationships and Related Transactions" for additional details regarding reimbursements to WPC, Watermark Capital Partners and their respective affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As noted above, CWI's Board of Directors has not appointed a compensation committee. None of the members of CWI's Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director or under Item 404 of Regulation S-K or as a former officer or employee of CWI.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder who beneficially owned more than 5% of the outstanding shares.

          The following table shows how many shares of CWI's common stock were owned, as of March 31, 2013, by the Directors and Named Executive Officers, which under SEC Regulations consists of our Chief Executive Officer and our Chief Financial Officer. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Charles S. Henry	3,020	*
Michael D. Johnson	3,020	*
Robert E. Parsons, Jr	3,099	*
William H. Reynolds, Jr.	3,020	*
All Directors and Executive Officers as a Group (8 Individuals)	13,166	*

*
Less than 1%

 CODE OF ETHICS

          CWI's Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our officers, including our Executive Officers, and Directors. This code is available on the Company's website (www.careywatermark.com) in the "Investor Relations – Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Mr. Bond is the Chairman of CWI's Board of Directors. During 2012, we retained Carey Lodging Advisors, LLC (the "advisor") to provide advisory services in connection with managing our overall portfolio, including providing oversight and strategic guidance to the independent property operators that manage our properties pursuant to an advisory agreement. The advisor is a Delaware limited liability company and wholly-owned subsidiary of WPC, of which Mr. Bond is Chief Executive Officer, President and a member of its Board of Directors. The advisory agreement between the advisor and CWI provides for the advisor to be reimbursed for organization and offering costs incurred in connection with our public offering of shares of our common stock up to a maximum amount (excluding selling commissions and the dealer manager fee) of 2.0% of the gross proceeds of our offering and distribution reinvestment plan. In addition, for the services provided to CWI, the advisor earns an annual asset management fee equal to 0.50% of the aggregate average market value of our investments. Asset management fees are payable in cash or shares of our stock, or a combination of both, at the option of the advisor. For 2012, we paid the advisor $0.6 million in asset management fees through the issuance of our stock. Carey Watermark Holdings, LLC ("Carey Watermark Holdings"), an affiliate of the advisor, will also receive 10% of distributions of available cash of the operating partnership of CWI and a subordinated interest of 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets. Carey Watermark Holdings did not receive any such distributions or interests during 2012.

          In addition, in return for performing services related to CWI's investment acquisitions, the advisor is paid acquisition fees of 2.5% of the total investment cost of the properties acquired and loans originated by us not to exceed 6% of the aggregate contract purchase price of all investments and loans). During 2012, we paid the advisor $4.5 million in acquisition fees. The advisor also receives disposition fees of up to 1.5% of the contract sales price of a property. Since CWI did not sell any properties in 2012, no disposition fees were incurred during 2012. We will also pay the advisor a loan refinancing fee of up to 1% of a refinanced loan, if certain conditions described in our prospectus are met. In 2012, we paid $37,000 to the advisor in loan refinancing fees.

          CWA, LLC (the "subadvisor") provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. The subadvisor is an Illinois limited liability company and wholly-owned subsidiary of Watermark Capital Partners, an Illinois limited liability company of which our Chief Executive Officer, Mr. Medzigian, is the managing member. Pursuant to the subadvisory agreement between our advisor and the subadvisor, the advisor pays 20% of the aforementioned fees earned under the advisory agreement to the subadvisor. In addition, during 2012, we paid $0.8 million of personnel reimbursements to the advisor to be reimbursed to the subadvisor. In addition, the subadvisor owns a 20% interest in Carey Watermark Holdings.

          As discussed above, CWI is liable for expenses incurred in connection with the offering of its securities. These expenses are deducted from the gross proceeds of CWI's public offering. Total organization and offering expenses, including underwriting compensation, will not exceed 15% of the gross proceeds of CWI's offering. Pursuant to the dealer manager agreement between Carey Financial, LLC ("Carey Financial"), an affiliate of WPC, and CWI, Carey Financial will receive selling commissions of up to $0.70 per share sold and a dealer fee of up to $0.30 per share sold. Carey Financial will re-allow all selling commissions to selected dealers participating in the offering and may re-allow a portion of the dealer manager fee to the selected dealers. Carey Financial will use any retained portion of the dealer manager fee to cover other underwriting costs incurred in connection with the offering. Total underwriting compensation paid in connection with this offering, including selling commissions, the dealer manager fee and reimbursements made by Carey Financial to selected dealers, cannot exceed the limitations prescribed by the Financial Industry Regulatory Authority, Inc. The limit on underwriting compensation is currently 10% of gross offering proceeds. CWI may also reimburse Carey Financial for reasonable bona fide due diligence expenses incurred which are supported by a detailed and itemized invoice. Such reimbursements are subject to the limitations on organization and offering expenses described above. We reimburse our advisor or one of its affiliates for other organization and offering expenses (including, but not limited to, filing fees, legal, accounting, printing and escrow costs associated with preparing the registration and offering of its securities). Our advisor has agreed to be responsible for the payment of organization and offering expenses (excluding selling commissions and dealer manager fees) which exceed 2% of the gross offering proceeds. The total costs paid by our advisor and its affiliates in connection with the offering of our securities were approximately $7.4 million through December 31, 2012. However, at December 31, 2012, because of the 2% limitation described above, we were only obligated to pay $3.1 million of these costs, of which $0.5 million were payable to the advisor at that date.

          In January 2013, our Board of Directors and the board of directors of WPC approved loans to us of up to $50.0 million, in the aggregate, at a rate of the London inter-bank offered rate ("LIBOR") plus 2.0%, for the purpose of funding acquisitions approved by our investment committee, with any loans to be made solely at the discretion of the management of W. P. Carey. Through the date of this Proxy Statement, no such funding has been provided.

          In October 2012, we completed an investment in a joint venture in the Westin Atlanta Perimeter North hotel with Arden-Marcus Perimeter LLC, a joint venture between The Arden Group, Inc. and Marcus Hotels & Resorts, a division of The Marcus Corporation ("Marcus Hotels"). In addition, the hotel will be managed by Marcus Hotels. William H. Reynolds, Jr. is a member of our board of directors and of our investment committee. He also serves as the Senior Managing Director of MCS Capital, LLC, an affiliate of Marcus Hotels. Mr. Reynolds did not participate in any discussions regarding the investment in the Westin Atlanta Perimeter North by our board or our investment committee, and the investment was approved by a majority of our disinterested directors.

Policies and Procedures With Respect to Related Party Transactions

          All of the transactions that we enter into with related persons, such as our Directors, Officers, and their immediate family members, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of Independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (1) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis. In addition, our Charter provides that we may purchase or lease an asset or assets from WPC, our advisor, the subadvisor, our directors or their respective affiliates if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to us and at a price equal to the cost of the asset to WPC, our advisor, our subadvisor, our directors or their respective affiliate, or if the price to us is in excess of such cost, that a substantial justification for such excess is reasonable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires that Directors, Executive Officers and any persons who are the beneficial owners of more than 10% of our stock file reports of their ownership and changes in ownership of our stock with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, we believe that our Directors and Executive Officers were in compliance with the reporting requirements of Section 16(a) during 2012 and know of no stockholder who beneficially owned more than 10% of our stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          From CWI's inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's auditors for 2013. PricewaterhouseCoopers LLP also serves as auditor for each of WPC, CPA®:16 – Global, CPA®:17 – Global and for CPA®:15 until its merger with WPC in September 2012.

          A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

STOCKHOLDER COMMUNICATIONS

          The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

          We must receive at our principal executive offices any proposal that a stockholder intends to present at CWI's 2014 Annual Meeting no later than January 1, 2014 in order to be included in CWI's Proxy Statement and form of proxy relating to the 2014 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

          In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2014 Annual Meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Secretary of CWI. To be timely, a stockholder's notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Secretary of CWI at the principal executive offices of CWI not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the mailing of the notice for the preceding year's annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, in which case the notice must be delivered to our Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2014 Annual Meeting must be received by us no earlier than December 4, 2013 and not later than January 3, 2014. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

          Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Secretary, Carey Watermark Investors Incorporated, 50 Rockefeller Plaza, New York, NY 10020.

0000144038_1 R1.0.0.11699 CAREY WATERMARK INVESTORS INCORPORATED. ATTN: INVESTOR RELATIONS 50 ROCKEFELLER PLAZA FL 2 NEW YORK, NY 10020 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following Directors to serve until For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. the 2013 annual meeting: 1. Election of Directors Nominees 0 0 0 01 Trevor P. Bond 02 Charles S. Henry 03 Michael D. Johnson 04 Michael G. Medzigian 05 Robert E. Parsons, Jr. 06 William H. Reynolds, Jr NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000144038_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com . CAREY WATERMARK INVESTORS INCORPORATED Proxy for Annual Meeting of Stockholders - June 27, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Carey Watermark Investors Incorporated, a Maryland corporation (the "Company"), appoints Thomas E. Zacharias and Catherine D. Rice, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Carey Watermark Investors Incorporated's executive offices, 50 Rockefeller Plaza, New York, New York 10020, on June 27, 2013, at 4:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Continued and to be signed on reverse side